Exhibit 99.1

General Moly, Inc. – NYSE Amex and TSX: GMO

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

Phone: (303) 928-8599

Fax: (303) 928-8598

GENERAL MOLY ANNOUNCES RESULTS OF ANNUAL MEETING

LAKEWOOD, COLORADO — May 13, 2010, General Moly (NYSE Amex and TSX: GMO) announced that it received approval for all proposals submitted to stockholders at its annual Meeting of Stockholders, which was held May 13, 2010 in Golden, Colorado.

Stockholders supported the re-election of Bruce D. Hansen and Mark A. Lettes to the Board of Directors, who will serve for a term of three years, the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, and an amendment to the Company’s 2006 Equity Incentive Plan.

Stockholders also overwhelmingly supported the proposal to issue Hanlong more than 20% of the Company’s shares in conjunction with the $745 million in debt and equity investment announced in early March, which is anticipated to fully fund the Company’s Mt. Hope project.

Bruce D. Hansen, Chief Executive Officer, said, “I am pleased our shareholders approved the Hanlong transaction. This paves the way for Hanlong to begin the process of seeking necessary Chinese government approvals to invest in General Moly.  We expect that Hanlong will receive these approvals within three months, about the same time our Draft Environmental Impact Statement is published, and anticipate closing the first $40 million tranche of equity funding in the second half of this year.”

Additionally, Jean-Pierre Ergas, a member of the Board of Directors since 2008 and chair of the Governance and Nominating Committee, announced his retirement from the Board.  The Company and the Board wish Jean-Pierre the best and are very grateful for his service and guidance during his tenure.  The Board has elected Andrew Sharkey, director since 2009, to replace Jean-Pierre as chair of the Governance and Nominating Committee effectively immediately.

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General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE Amex (formerly the American Stock Exchange) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty project that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the next decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Contact Information — General Moly:

Investors — Seth Foreman	(303) 928-8591	sforeman@generalmoly.com
Business Development — Greg McClain	(303) 928-8601	gmcclain@generalmoly.com

Website: http://www.generalmoly.com		info@generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections.  Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company.  These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain required permits to commence production and its ability to raise required financing, adverse governmental regulation and judicial outcomes.  The closing of the Hanlong transaction and obtaining bank financing are subject to a number of conditions precedent that may not be fulfilled.  For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC.  The Company undertakes no obligation to update forward-looking statements.